ASSIGNMENT
                             OF
                     PURCHASE AGREEMENT

     THIS ASSIGNMENT made and entered into this 2 day of January, 2004, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI INCOME & GROWTH FUND 23 LLC, a Delaware Limited Liability Company, AEI INCOME & GROWTH FUND 25 LLC, a Delaware Limited Liability Company, and AEI ACCREDITED INVESTOR FUND 2002 LIMITED PARTNERSHIP, a Minnesota Limited Partnership (as tenants in common, together collectively referred to as "Assignee");

     WITNESSETH, that:

      WHEREAS, on the 24th day of November, 2003, Assignor entered into a Purchase Agreement ("the Agreement") for that certain property located at 451 West 14 Mile Road, Madison Heights, MI (the "Property") with TransMadison, L.L.C., as Seller; and

      WHEREAS, Assignor desires to assign to AEI Income & Growth Fund 23, LLC, an undivided forty-eight percent (48.0%) as a tenant in common; AEI Income & Growth Fund 25 LLC, an undivided twenty-one percent (21.0%) interest as a tenant in common; and AEI Accredited Investor Fund 2002 Limited Partnership, an undivided thirty-one percent (31.0%) interest as a tenant in common, of its rights, title and interest in, to and under the Agreement as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Agreement to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement.

All other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.


ASSIGNOR:

AEI FUND MANAGEMENT, INC.


By:/s/ Robert P Johnson
       Robert P. Johnson, its President


ASSIGNEE:

AEI INCOME & GROWTH FUND 23 LLC

BY: AEI FUND MANAGEMENT XXI, INC.


By:/s/ Robert P Johnson
       Robert P. Johnson, its President

AEI INCOME & GROWTH FUND 25 LLC

BY: AEI FUND MANAGEMENT XXI, INC.


By:/s/ Robert P Johnson
       Robert P. Johnson, its President

AEI ACCREDITED INVESTOR FUND 2002
     LIMITED PARTNERSHIP

BY: AEI FUND MANAGEMENT XVIII, INC.


By:/s/ Robert P Johnson
       Robert P. Johnson, its President





                     PURCHASE AGREEMENT AND
                       ESCROW INSTRUCTIONS


     THIS PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (this "Agreement") is made and entered into effective as of this 24th day of November, 2003 (the "Effective Date") by and between TRANSMADISON, LLC, a Nevada limited liability company ("Seller"), and AEI FUND MANAGEMENT, INC., a Minnesota corporation, or its successors or assigns (the "Buyer").

                           RECITALS:

     A. Seller is the owner of that certain parcel of real property located at 451 West 14 Mile Road, Madison Heights,
Michigan 48071, as more particularly described on Exhibit A attached hereto (the "Land");

     B. Constructed on the Land is a retail jewelry store known as "Jared-The Galleria of Jewelry" (the "Improvements") which is leased to Sterling Jewelers LLC, a Delaware limited liability company ("Sterling") pursuant to that certain lease agreement between Seller and Sterling dated August 27, 2003, and that certain Guaranty of Lease (the "Guaranty") executed by Sterling Jewelers Inc., a Delaware corporation ("Guarantor"), a copiesy of which will be provided to Buyer within three (3) days after the Effective Date (the "Lease").

     C.    Seller  desires to sell the Land and the  Improvements
(collectively, the "Property") to Buyer and Buyer desires to purchase the Property from Seller upon the terms and conditions set forth in this Agreement.

                      TERMS AND CONDITIONS

     1. AGREEMENT FOR PURCHASE AND SALE. Seller hereby agrees to sell the Property to Buyer, and Buyer hereby agrees to purchase the Property from Seller, in accordance with and subject to the terms and conditions of this Agreement.

     2.   PURCHASE PRICE AND PAYMENT.

          2.1   PURCHASE  PRICE.   The  purchase  price  for  the
     Property  will  be Four Million Four Hundred Forty  Thousand
     Dollars ($4,440,000) (the "Purchase Price").

           2.2 PAYMENT. The Purchase Price shall be paid as follows:

               (a)  DEPOSIT.

                          (1)   DEPOSIT.  Buyer will deposit  the
               amount of Fifty Thousand Dollars ($50,000) into escrow with First American Title Company of Nevada ("Escrow Holder") as Buyer's deposit (the "Deposit") within two (2) business day following the Effective Date.

                          (2)   RELEASE OF DEPOSIT.  Upon Buyer's
               acceptance or waiver of Buyer's due diligence contingencies on or before the expiration of the Due Diligence Period, the Deposit will be non-refundable to Buyer except in the event of Seller's default or except as otherwise set forth herein and Escrow Holder will release the Deposit to Seller, without any further written instructions from Buyer or Seller. Buyer and Seller agree to indemnify and hold Escrow Holder harmless from and against any loss (including, without limitation, reasonable attorneys' fees) arising out of or incurred in connection with the release of the Deposit to Seller.

                         (3)  CREDIT AGAINST PURCHASE PRICE.  The
               amount of the Deposit will be applied to the Purchase Price at the Close of Escrow, but will be retained by Seller as its liquidated damages as provided in Section 12.2 if Escrow fails to close as a result of Buyer's default.

                (b) BALANCE DUE AT CLOSE. Not less than one (1) business day before the Close of Escrow, Buyer will deposit into escrow in immediately available Federal Funds an amount equal to the balance of the Purchase Price plus an amount sufficient to cover all of Buyer's closing costs.

     4.   BUYER'S DUE DILIGENCE.

          4.1 DUE DILIGENCE PERIOD. The "Due Diligence Period" shall commence on the Effective Date and expire thirty (30) days thereafter, except as otherwise set forth herein respecting matters of adverse change or materially adverse information ("Supplemental Due Diligence") affecting the Reports (as defined below), which Supplemental Due Diligence if known to Seller shall be forwarded to Buyer and Buyer shall have a minimum of five (5) business days thereafter to review the same; the Due Diligence Period shall be extended, if necessary, to provide Buyer with such additional review period of five (5) business days after receipt of such Supplemental Due Diligence. Seller has, prior to the execution of this Agreement, without warranty as to accuracy of content, except as otherwise set forth herein, provided Buyer with complete copies of all studies, reports, agreements, documents, plans, permits and entitlements in Seller's possession concerning the Property, including, but not limited to, all engineering drawings, soils reports, site history investigations, toxic or hazardous materials investigations or reports, planning studies, construction warranties, and title reports in Seller's possession (collectively the "Reports").

           4.2 EXPIRATION OF DUE DILIGENCE PERIOD. Buyer shall approve or disapprove, in writing, Buyer's due diligence on or before expiration of the Due Diligence Period. If Buyer disapproves Buyer's due diligence, in writing, on or before expiration of the Due Diligence Period, this Agreement shall terminate and Escrow Holder shall deliver to Buyer the Deposit and thereafter, neither Seller nor Buyer shall have any further obligation or liability under this Agreement, except for the Obligations Surviving Termination (as hereinafter defined).

     5.   DURATION OF ESCROW AND ESCROW INSTRUCTIONS.

          5.1 JOINT ESCROW INSTRUCTIONS AND GENERAL CONDITIONS. This Agreement shall constitute both agreements between Buyer and Seller and joint escrow instructions to Escrow Holder. Escrow Holder's general conditions (the "General Conditions") attached hereto as Exhibit B are incorporated herein by reference to the extent they are not inconsistent with the provisions of this Agreement. If there is any inconsistency between the provisions of the General Conditions and this Agreement, the provisions of this Agreement shall control. If any provisions of this Agreement are unacceptable to Escrow Holder, or if Escrow Holder requires additional instructions, the Parties agree to make any deletions, substitutions and additions as counsel for the Parties shall mutually approve and which do not materially alter the terms of this Agreement.

          5.2  CLOSE OF ESCROW.

                     (a)  CLOSING DATE.  Unless the Parties agree
          upon  an  earlier closing date, Escrow shall close  ten
          (10)  days after expiration of the Due Diligence Period
          (the "Closing Date").

               (b) CLOSE OF ESCROW DEFINED. "Close of Escrow" will have occurred when Escrow Holder records a special warranty deed (as defined below) transferring the Property.

     6.   TITLE EXAMINATION.

          6.1 PROCUREMENT OF TITLE COMMITMENT. As soon as possible after the Effective Date, Seller shall, at its expense, provide Buyer with a current title commitment covering the Property (the "Title Commitment") issued by Escrow Holder, naming Buyer as proposed insured, in the amount of the Purchase Price, together with legible copies of all documents described in the Title Commitment.

          6.2 TITLE EXCEPTIONS. On or before expiration of the Due Diligence Period, Buyer may give written notice to Seller of any objections Buyer may have with respect to any conditions affecting the Property or as disclosed by the Title Commitment (the "Title Objections"). If Buyer fails to give any such notice with respect to any specific matters disclosed in the Title Commitment on or before expiration of the Due Diligence Period, then Buyer shall be deemed to have waived any Title Objections with respect to all such matters as to which no objection is made and any such matter shall be deemed a "Permitted Exception". Any title matters arising subsequent to the date of the provided Title Commitment may be reviewed by Buyer and Buyer shall have at least five business days to review the same; if necessary, the Due Diligence Period shall be extended to provide Buyer with at least five business days to review any such supplemental matters. Any such extension of the Due Diligence Period shall also extend, by like number of days, the Response Period and Title Election Deadline as defined below.

          6.3 FAILURE TO CORRECT TITLE OBJECTIONS. Except as hereinafter expressly provided in this Section 6.3, Seller shall have no obligation whatsoever to remove, satisfy, or otherwise cure, or to incur any expense in connection with the curing of any valid Title Objections of which Seller is notified by Buyer in accordance with Section 6.2. Seller shall notify Buyer within ten (10) days after Seller's receipt of written notice from Buyer of any Title Objections (the "Response Period") whether or not Seller agrees to take action to cause such Title Objections to be cured on or before the Closing Date although Seller shall not otherwise have any obligation to take any action to cure any Title Objections other than to release liens evidenced by mortgages, deeds of trust, financing statements, security interests and similar security instruments created by Seller (such instruments are collectively referred to herein as the "Secured Encumbrances"). Buyer acknowledges that a Title Objection shall be deemed cured if Escrow Holder agrees to issue its policy of title insurance with respect to the Property to Buyer without exception to such Title Objection. If Seller expressly agrees in writing to take action to cure any of such Title Objections pursuant to Buyer's notice, then Seller shall have assumed the obligation to take action to cure only such Title Objections as expressly set forth by Seller, but not other Title Objections, on or before the Closing Date. If Seller does not notify Buyer within the Response Period that it has agreed in writing to take action to cure Buyer's Title Objections, or if Seller thereafter fails to take any action to cure on or before the Closing Date any Title Objections made by Buyer pursuant to
Section 6.2 in accordance with Seller's written agreement to take such action (which Closing Date shall, at Buyer's election, be extended for up to fifteen (15) additional days), Buyer may, as its sole remedy, elect by written notice to Seller on or before fifteen (15) days after the end of the Response Period (the "Title Election Deadline"), to do one of the following:

               6.3.1 To waive any such Title Objection (thereby making such Title Objection a "Permitted Exception") and to close the transaction in accordance with the terms of this Agreement without reduction of the Purchase Price; or

               6.3.2 To terminate this Agreement, and in the event of such termination, Escrow Holder shall deliver to Buyer the Deposit and thereafter, neither Seller nor Buyer shall have any further obligation or liability under this Agreement except for Seller's indemnification obligations under Section 11.2 of this Agreement (as limited by Section 27 of this Agreement) and Buyer's Indemnity Obligations under Sections 9.2 and 11.2 (collectively, the "Obligations Surviving Termination").

     If Buyer fails to elect either option under this Section 6.3 on or before the Title Election Deadline, Buyer shall be deemed to have elected to waive such Title Objection(s) and to close the transaction in accordance with the terms of this Agreement as provided in Section 6.3.1 hereof.

     7.   FINANCING CONTINGENCY.  [Intentionally Omitted]

     8.   REPRESENTATIONS.

          8.1 SELLER'S REPRESENTATIONS. As an inducement to Buyer to enter into this Agreement, Seller warrants, covenants and represents to Buyer, which representations shall be deemed to be true and correct as of the Closing unless Seller shall have notified Buyer to the contrary, and which warranties, covenants and representations shall survive closing for a period of one (1) year, as follows:

               8.1.1 AUTHORITY. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada and has the right, power, and authority to enter into this Agreement and the right, power, and authority to convey the Property in accordance with the terms and conditions of this Agreement.

               8.1.2 ENVIRONMENTAL. To the best of Seller's Actual Knowledge (as defined below) as of the date hereof, based on the Phase I Environmental Site Assessment Report prepared by Soil and Materials Engineers, Inc. dated July 16, 2003, the Geotechnical Investigation Report prepared by Soil and Materials Engineers, Inc. dated July 21, 2003, and the Asbestos Assessment prepared by Soil and Materials Engineers, Inc. dated July 15, 2003 (collectively, the "Environmental Report"), and except as disclosed in the Environmental Report, no hazardous materials (as described in such report) are present on the Property at levels that require removal, remediation or other corrective action under applicable laws, ordinances, rules and regulations in effect and applicable to the Property on such date. For purposes of this Agreement, "Seller's Actual Knowledge" shall mean the actual (as opposed to constructive) knowledge of Tom Robinson, Fred Goldstein, John Plunkett or Steve Shapiro. Seller represents that such individuals are privy to and hold such position within Seller as to be familiar with the factual circumstances, if the same might exist, for which knowledge may be imputed under commercially reasonable circumstances, upon such matters as Seller may represent to its actual knowledge in this Agreement.

               8.1.3. PROPERTY AND STERLING MATTERS. To Seller's Actual Knowledge, the Property is not under threat of condemnation of eminent domain, is in substantially good repair and working order, all real estate taxes are current, and Sterling has obtained all licenses, permits and certificates of occupancy necessary to conduct its business on the Property. To Seller's Actual Knowledge, Sterling has not declared Seller in default under any term or provision of the Lease relating to Landlord's work or construction responsibilities, matters of zoning, title, or environmental concern, or any other matter, nor to the Seller's Actual Knowledge, has any event occurred that, with the passing of time, would constitute a default by Seller under the Lease, nor is Sterling in material default under the Lease. Furthermore, Guarantor has not declared Seller in default under any term or provision of the Lease relating to Landlord's work or construction responsibilities, matters of zoning, title, or environmental concern, or any other matter, nor to the Seller's Actual Knowledge, has any event occurred that, with the passing of time, would constitute a default by Seller under the Guaranty of nor is Guarantor in material default under the Guaranty.

          8.2 BUYER'S REPRESENTATIONS. As an inducement to Seller to enter into this Agreement, Buyer warrants and represents to Seller that AEI Fund Management, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the right, power, and authority to enter into this Agreement and the right, power, and authority to purchase the Property in accordance with the terms and conditions of this Agreement. Buyer further acknowledges, represents and warrants to Seller that Buyer has the knowledge and experience in financial and business matters to enable Buyer to evaluate the merits and risks of the transaction contemplated by this Agreement, and that Buyer is not in a disparate bargaining position relative to Seller with respect to this Agreement.

          8.3 NO FURTHER REPRESENTATIONS OR WARRANTIES. Buyer agrees that Buyer's election not to terminate this Agreement pursuant to Section 9.4 below shall constitute a representation by Buyer to Seller that Buyer has fully inspected the Property and agrees to purchase the Property wholly "as is, where is, with all faults", subject to Seller's representations in Sections 8.1 and 11.2 hereof. Buyer acknowledges that Seller has made no warranties or representations whatsoever pertaining to the Property, the condition thereof, the value thereof, or any other matter with respect to the Property that will survive the Closing, other than as may be contained in the documents to be delivered at Closing as provided in Section 10.1.1, the brokerage representation and indemnity set forth in Section 11.2, and the representations set forth in Section 8.1 above.

     9.   INSPECTIONS.

           9.1 ACCESS. From the Effective Date through and including expiration of the Due Diligence Period, Buyer and its agents, shall have the right to enter upon the Property to inspect, examine, and study the physical integrity of the Property, which, in the opinion of Buyer, are necessary to determine the physical condition of the Property. Seller hereby agrees to cooperate with Buyer and its agents, in connection with such inspections.

          9.2 INSURANCE AND INDEMNIFICATION. Buyer agrees that, in making any inspections of the Property, Buyer or Buyer's agents will (i) carry not less than One Million Dollars
($1,000,000.00) commercial general liability insurance with contractual liability endorsement naming Seller as an additional insured thereunder and insuring Buyer's Indemnity Obligations (as hereinafter defined) and, prior to the entering upon the Property to make such inspection, will provide Seller with written evidence of same, (ii) will not reveal to any third party not approved by Seller (other than Buyer's agents, employees, contractors, design professionals, and lenders) the results of its inspections, and (iii) will restore promptly any physical damage caused by the inspections. Buyer shall give Seller reasonable prior notice of its intention to conduct any inspections, and Seller reserves the right to have a representative present at such inspections. Buyer agrees to provide Seller with a copy of any inspection report upon Seller's written request. Buyer agrees to indemnify, defend, and hold Seller free and harmless from any loss, injury, damage, claim, lien, allegation, cost or expense, including attorneys' fees, arising out of a breach of the foregoing agreements by Buyer in connection with the inspection of the Property, or otherwise from the exercise by Buyer or its agents or representatives of the right of access under Section 9.1 (collectively, the "Buyer's Indemnity Obligations"). Any inspections shall be at Buyer's sole cost and expense. The provisions of this Section 9.2 shall survive Closing.

          9.3 REPORTS. Within five (5) business days after the Effective Date, Seller will provide, if not previously provided, to Buyer all of the following (but only as such may be in the Seller's or Seller's agents' or representatives' possession or control or are otherwise readily obtainable):

               9.3.1 A preliminary title commitment and copies of all underlying documents covering the Property as set forth in Section 6 above, and in addition, including an ALTA survey of the Property;

               9.3.2      All  existing  contracts,  construction
               warranties, or other agreements affecting the Property that shall survive Closing;

               9.3.3 Copies of the Environmental Report with respect to the Property.

     Seller makes no representations or warranties as to the truth, accuracy or completeness of any materials, data or other information supplied to Buyer in connection with Buyer's inspection of the Property (e.g., that such materials are complete, accurate or the final version thereof, or that all such materials are in Seller's possession). To Seller's Actual Knowledge, such materials are not inaccurate. It is the parties' express understanding and agreement that such materials are provided only for Buyer's convenience in making its own examination of the Property, and, in doing so, Buyer shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller. Buyer expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with its inspection, except to the extent otherwise represented, warranted and covenanted herein by Seller, and agrees that it shall rely solely on its own independently developed or verified information.

          9.4 RIGHT TO TERMINATE. If, in the sole and absolute opinion of Buyer, the Property is not suitable or acceptable to Buyer for any reason or no reason, Buyer shall have the right at any time prior to 5:00 p.m. Pacific Time on the date which the Due Diligence Period expires, to terminate this Agreement by sending written notice of termination to Seller. In the event of termination pursuant to this Section 9.4, Escrow Holder shall, within two (2) business days after such written notice of termination, return the Deposit to Buyer, less one-half of the Escrow Holder's cancellation fees, and thereafter, neither Seller nor Buyer shall have any further obligation or liability under this Agreement except for Obligations Surviving Termination. If Buyer does not elect to terminate this Agreement as provided in this Section 9.4, Buyer shall be deemed to have waived its right to terminate this Agreement under this Section 9.4, and the Deposit shall be fully earned by Seller and non-refundable to Buyer, except as otherwise expressly provided in this Agreement.

     10.  THE CLOSING.

          10.1 DELIVERIES AT CLOSING. The Closing shall occur as follows, subject to satisfaction of all of the terms and conditions of this Agreement:

               10.1.1 Seller shall convey its interest in and to the Property to Buyer by depositing into Escrow a special warranty deed (the "Deed"), which Deed shall convey fee simple title to the Property to Buyer, subject to the Permitted Exceptions. The Deed shall be expressly accepted by and binding upon Buyer, its successors and assigns and the Property from and after the Closing Date.

                    10.1.1.1 Such assignment, documents and other instruments and agreements, executed, witnessed and acknowledged in recordable form, as shall be reasonably required by Escrow Holder to release of record the
                    Property from the Secured Encumbrances and all Title Objections which Seller has agreed to remove in accordance with the provisions of Section 6 above;

                    10.1.1.2 Such other documents, instruments, and agreements as are customarily executed and delivered at closing by sellers of real property in Oakland County, Michigan, including but not limited to a standard Seller's affidavit respecting mechanic's liens, and a FIRPTA Affidavit.

                    10.1.1.3 An Assignment and Assumption of Lease and the Guaranty document providing, inter alia, that Seller has good and indefeasible title to the Lease free and clear of all liens and encumbrances except the Permitted Exceptions, and a mutual indemnification of Buyer and Seller, respectively, for lessor obligations under the Lease, pre and post closing, respectively. The form of said Assignment and Assumption Agreement shall be negotiated in good faith between the parties during the Due Diligence Period, and failure to agree on the form of the same shall be grounds for either party to terminate this Agreement.

                    10.1.1.4   An  estoppel  from  Sterling   and
                    Guarantor in the form attached hereto as Exhibit C, dated no more than ten (10) days prior to the closing.

          10.2   CLOSING   COSTS.    Seller   and   Buyer   shall
respectively pay the following costs and expenses:

               10.2.1 Seller shall pay (i) the fees and expenses of Seller's attorneys, (ii) the transfer tax due with respect to the Deed by which the Property is conveyed to Buyer, (iii) such recording fees and filing fees for all recordable instruments necessary to clear title to the Property of any Secured Encumbrances and any other Title Objections that Seller has agreed to remove,
               (iv) one-half of any escrow fees charged by Escrow Holder, (v) prorated taxes and assessments and other charges as may be applicable to the Property; (vi) the cost of providing a standard ATA Owner's Policy of Title Insurance to Buyer,
               (vii) real estate commissions payable to Brokers, as set forth in Section 11.1 of this Agreement, and (viii) any other amounts sufficient to cover costs which are customarily borne by sellers of real property in the Oakland County, Michigan.

               10.2.2 Buyer shall pay (i) the fees and expenses of Buyer's attorneys, (ii) the cost of recording the Deed, (iii) any other charges relating to Buyer's inspection of the Property,
               (iv) one-half of any escrow fees charged by Escrow Holder, (v) prorated taxes and assessments and other charges as may be applicable to the Property, except to the extent payable by Sterling; (vi) real estate commissions payable to Brokers, as set forth in Section 10.1 of this Agreement, and (vii) any other amounts sufficient to cover costs which are customarily borne by buyers of real property in Oakland County, Michigan.

     11.  REAL ESTATE BROKERS.

          11.1  COMMISSION.   Seller shall pay  at  Closing  real
     estate commissions in the total amount of three and one-half percent (3.5%) of the Purchase Price paid to Marcus &
     Millichap (the "Seller's Broker")

          11.2 REPRESENTATIONS AND INDEMNITY REGARDING BROKERS. Except as specifically set forth in Section 11.1, Seller and Buyer each represent and warrant to the other that neither has employed, retained, or consulted any broker, agent, or finder in carrying on the negotiations in connection with this Agreement or the purchase and sale referred to herein. Seller hereby indemnifies Buyer and agrees to hold Buyer harmless from and against any and all claims (and all expenses, including attorneys' fees incurred in defending any such claim or in enforcing this indemnity) for real estate commissions (including, without limitation, the said commission payable by Seller to Broker) or similar fees if such claims are made by an agent or broker claiming to have dealt with Seller. Buyer hereby indemnifies Seller and agrees to hold Seller harmless from and against any and all claims (and all expenses, including attorneys' fees incurred in defending any such claim or in enforcing this indemnity) for real estate commissions or similar fees if such claims are made by an agent or broker claiming to have dealt with Buyer. The indemnities contained in this Section 11.2 shall survive the Closing or any termination of this Agreement.

          11.3 FAILURE TO CLOSE. Neither Seller nor Buyer shall have any liability to Brokers in the event the sale of the Property should fail to close for any reason whatsoever, including, without limitation, a default by Seller or Buyer.

     12.  DEFAULT.

          12.1 SELLER'S DEFAULT. If the sale and purchase of the Property contemplated by this Agreement is not consummated on account of Seller's default, then Buyer shall be entitled, as Buyer's sole and exclusive remedies, (i) to terminate this Agreement, receive the Deposit and receive reimbursement of Buyer's due diligence costs up to the date of Seller's breach or (ii) to seek specific performance of this Agreement against Seller. Notwithstanding anything in this Section 12.1 to the contrary, in the event of any default by Seller hereunder other than in Seller's obligations to sell the Property, there shall be no limitation on remedy with respect to such default, and Buyer shall have all of its rights and remedies available at law or in equity with respect to such default.

          12.2 BUYER'S DEFAULT. If the sale and purchase of the Property as contemplated by this Agreement is not consummated because of Buyer's default, then Seller shall be entitled, as Seller's sole and exclusive remedy with respect thereto, to unilaterally direct Escrow Holder in writing (with a copy to Buyer), to pay the Deposit to Seller as full liquidated damages for such default of Buyer. Buyer and Seller agree to indemnify and hold Escrow Holder harmless from and against any loss (including, without limitation, attorneys' fees) arising out of or incurred in connection with the release of the Deposit to Seller. The parties hereto expressly acknowledge that it is impossible to estimate more precisely the damages to be suffered by Seller upon Buyer's default in its obligation to purchase the Property, and that retention of the Deposit is intended not as a penalty, but as full liquidated damages. The parties further acknowledge that the amount of the Deposit is a reasonable estimate by the parties of the amount of probable loss that Seller should be expected to suffer in the event the sale and purchase of the Property is not closed because of Buyer's default. Seller's right to retain the Deposit as full liquidated damages is Seller's sole and exclusive remedy in the event of default hereunder by Buyer with respect to its obligation to purchase the Property, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue Buyer (i) for specific performance of this Agreement or (ii) to prove that Seller's actual damages resulting from such default exceed the Deposit which is hereby provided Seller as full liquidated damages. In the event the purchase and sale contemplated in this Agreement is not consummated because of Buyer's default, Buyer hereby waives and releases any right to sue (and hereby covenants that it shall not sue) Seller or Escrow Holder to recover the Deposit or any part thereof on the grounds that it is unreasonable in amount or that its retention by Seller is a penalty and not agreed upon and reasonable liquidated damages. Notwithstanding anything in this Section 12.2 to the contrary, in the event of any default by Buyer hereunder other than in Buyer's obligations to purchase the Property, there shall be no liquidated damages with respect to such default, and Seller shall have all of its rights and remedies available at law or in equity with respect to such default.

     13.   NO  RECORDING.   The  parties  acknowledge  that  this
Agreement is not in recordable form and agree not to record this Agreement.

     14. DATE OF PERFORMANCE. If the time period or date by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires or occurs on a Saturday, Sunday, or legal or bank holiday, then such time period or date shall be automatically extended through the close of business on the next regularly scheduled business day.

     15.   GOVERNING  LAW.   This Agreement shall  be  construed,
interpreted, and enforced in accordance with the internal laws of the State of Michigan, without regard to the principles of conflicts of law.

     16. NOTICES. Any notices, requests, or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or courier without limitations (including an overnight courier service such as FedEx) or mailed by United States certified mail, return receipt requested, postage prepaid and addressed to each party at the address set forth below, or transmitted by facsimile to the facsimile number set forth below with confirmed receipt and hard copy sent within three (3) days thereof by one of the other approved methods of delivery. Any such notice, request, or other communication shall be considered given, delivered or received, as the case may be, on the date of hand or courier delivery or facsimile transmission or on the third (3rd) day following deposit in the United States mail as provided above. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, request, or other communication. By giving at least five (5) days' prior written notice thereof, any party may from time to time and at any time change its mailing address or facsimile number hereunder.

     To Seller:          TransMadison, LLC
                         1605 Lake Las Vegas Parkway
                         Henderson, Nevada 89011
                         Attention:  John R. Plunkett, Jr.
                         Fax: (702) 565-2266

     with a copy to:     TransMadison, LLC
                         1605 Lake Las Vegas Parkway
                         Henderson, Nevada 89011
                         Attention:  General Counsel
                         Fax: (702) 565-2266

     To Buyer:           AEI Fund Management, Inc.
                         1300 Wells Fargo Place
                         30 Seventh Street East
                         St. Paul, Minnesota   55101
                         Attn:  George J. Rerat
                         Fax (651) 227-7705

     with a copy to:     Michael B. Daughterty, Esq.
                         1300 Wells Fargo Place
                         30 Seventh Street East
                         St. Paul, Minnesota   55101
                         Fax (612) 677-3181
                         Phone (612) 720-0777

     To  Escrow  Holder: First American Title  Company  of
                         Nevada
                         900 So. Pavilion Center Drive, #190
                         Las Vegas, Nevada  89144
                         Attention:  Sharon Silverberg
                         Fax:  (702) 433-2252
                         Phone:  (702) 254-1418

     17. ENTIRE AGREEMENT; MODIFICATION. This Agreement supersedes all prior discussions and agreements between Seller and Buyer with respect to the Property and contains the sole and entire understanding between Seller and Buyer with respect thereto. All promises, inducements, offers, letters of intent, solicitations, agreements, commitments, representation, and warranties heretofore made between such parties with respect to the Property are merged into this Agreement. This Agreement shall not be modified or amended in any respect except by a written instrument executed by or on behalf of each of Buyer and Seller.

     18. SURVIVAL OF COVENANTS. All covenants, representations, warranties, obligations and agreements contained in this Agreement shall survive the Close of Escrow and the delivery and recordation of all documents or instruments in connection therewith. Notwithstanding the foregoing, however, a Party's obligation to perform a certain act or take a certain action as required hereunder shall cease upon that Party's timely and proper performance thereof.

     19. EXHIBITS. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

     20. CAPTIONS. All captions, headings, section and subsection numbers and letters, and other reference numbers or letters are solely for the purpose of convenience and shall not be deemed to supplement or limit the subject of such Sections or to be considered in their construction.

     21.   COUNTERPARTS.   This  Agreement  may  be  executed  in
multiple counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

     22. WAIVER. Any condition or right of termination, cancellation, or rescission granted by this Agreement to Buyer or Seller may be waived by such party; provided, however, that no waiver shall be binding on a party hereto unless made expressly and in writing.

     23. RIGHTS CUMULATIVE. Except as expressly limited by the terms of this Agreement, all rights, powers, and privileges conferred hereunder shall be cumulative and not restrictive of those given by law.

     24.   SUCCESSORS  AND  ASSIGNS.   This  Agreement  shall  be
binding upon and inure of the benefit of the parties hereto and their respective heirs, successors, and assigns.

     25. ASSIGNMENT. Without the prior written consent of Seller, Buyer shall not assign, mortgage, pledge, or in any other way encumber or transfer any of Buyer's rights hereunder or any part thereof to any person, firm, partnership, corporation, or other entity by operation of law or otherwise; provided, however, Buyer may assign its rights hereunder to any person, corporation, partnership, limited liability company, or other entity, if the same controls Buyer, is controlled by Buyer or is under common control with Buyer. In the event of such permitted assignment, Buyer shall remain liable for Buyer's obligations under this Agreement.

     26.   TIME  OF  ESSENCE.   Time is of  the  essence  in  the
performance of each provision of this Agreement.

     27. LIMITATION OF LIABILITY. Buyer (on behalf of itself, its direct and indirect partners, all persons or entities controlling, controlled by, or under common control with Buyer, and all officers, directors, employees, trustees, advisors, agents, shareholders, or contractors of any of the foregoing) agrees and acknowledges that the obligations of Seller under this Agreement do not constitute personal obligations of Seller, the direct or indirect partners of Seller or the members of Seller or their respective officers, directors, trustees, advisors, members, agents, shareholders, employees, or contractors, and that Buyer agrees that it will look solely to the interest of Seller in the Property and the proceeds thereof (including, without limitation, the Purchase Price) for satisfaction of any liability of Seller with respect to this Agreement, and will not seek recourse against any other assets of Seller, or the members of Seller, or their respective officers, directors, trustees, advisors, members, agents, shareholders, employees or contractors, or any of their personal assets, for such satisfaction. In addition, the obligations of the members of Seller to make capital contributions to Seller shall not constitute assets of Seller against which recourse may be sought for purposes hereof.

     Seller (on behalf of itself, its direct and indirect partners, all persons or entities controlling, controlled by, or under common control with Seller, and all officers, directors, employees, trustees, advisors, agents, shareholders, or contractors of any of the foregoing) agrees and acknowledges that the obligations of Buyer under this Agreement do not constitute personal obligations of the direct or indirect partners of Buyer or the members of Buyer or their respective officers, directors, trustees, advisors, members, agents, shareholders, employees, or contractors, and that Seller agrees that it will look solely to the interest of Buyer in the Property and the proceeds thereof and Buyer's assets for satisfaction of any liability of Buyer with respect to this Agreement, and will not seek recourse against any members of Buyer, or their respective officers, directors, trustees, advisors, members, agents, shareholders, employees or contractors, or any of their personal assets, for such satisfaction. In addition, the obligations of the members of Buyer to make capital contributions to Buyer shall not constitute assets of Buyer against which recourse may be sought for purposes hereof. The provisions of this Section 27 shall survive Closing.

     28. SEVERABILITY. If any portion of this Agreement becomes illegal, null, void or against public policy, for any reason, or is held by any court of competent jurisdiction to be illegal, null, void or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in effect to the fullest extent permitted by law.

     29. INTERPRETATION. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

     30. ATTORNEY'S FEES. If Seller or Buyer shall engage an attorney in connection with any action or proceeding to enforce this Agreement, the prevailing party in such action or proceeding shall be entitled to recover its court costs including reasonable attorneys' fees, to the extent permitted by law. If different parties are the prevailing parties on different issues, the respective court costs and related attorneys' fees shall be apportioned in proportion to the value of the issues decided for or against the parties.

     31. SECTION 1031 EXCHANGE. Seller agrees that it will cooperate, without cost or expense to Seller, with Buyer in effectuating an Internal Revenue Service Section 1031 Exchange with this Property, provided (a) Seller will not be required to take title to any exchange property and (b) the exchange does not delay Closing.



          [Remainder of page intentionally left blank]


     IN WITNESS WHEREOF, the parties hereto have duly signed, sealed and delivered this Agreement as of the date first written above.


                         SELLER:

                         TRANSMADISON, LLC,
                         a Nevada limited liability company

                         By:  TransMadison Management
                              Corporation,
                              a Nevada corporation, its Managing
                              Member


                              By:  /s/ David J Voorhies
                              Name:    David J Voorhies
                              Title:   Treasurer

                              Date of Execution:November 24, 2003



                         BUYER:

                         AEI FUND MANAGEMENT, INC.,
                         a Minnesota corporation


                         By:  /s/ Robert P Johnson
                         Name:    Robert P Johnson
                         Title:  President

                         Date of Execution:  November 21, 2003




                    CONSENT OF ESCROW HOLDER


     Escrow Holder hereby agrees to be bound by and perform its duties in accordance with the foregoing instructions.

                              FIRST AMERICAN TITLE
                              COMPANY OF NEVADA



Date: December 1, 2003        By: /s/ Sharon Silverberg
                              Name: Sharon Silverberg
                              Title: Commercial Escrow Officer



                            EXHIBIT A

                 Legal Description of Property



Land in the City of Madison Heights, Oakland County, Michigan Lots 1, 2, 3, 4 and 5 except the Northerly 15 feet thereof, and one-half vacated alley adjoining said Lots, and Lots 264, 265, 266, 267, 268, 269, 270 and 271 and half vacated alley adjoining Lot 271, JOHN R. CLAWSON SUBDIVISION, of the Northeast one-quarter of the Northeast one-quarter of Section 2, Town 1 North, Range 11 East, according to the plat thereof as recorded in Liber 35, Page 13 of Plats, Oakland County Records.